Exhibit (5)(g)

CERTIFICATE NUMBER                                                                                                                                                 NUMBER OF SHARES
                1

Cusip No.

EATON VANCE INSURED MUNICIPAL BOND FUND
Organized Under the Laws of The Commonwealth of Massachusetts
Auction Preferred Shares, [Series F]
$.01 Par Value Per Share
$25,000 Liquidation Preference Per Share

          This certifies that The Depository Trust Company is the owner of [ ] fully paid and non-assessable shares of Auction Preferred Shares, Series F, $.01 par value per share, $25,000 Liquidation Preference Per Share, of Eaton Vance Insured Municipal Bond Fund (the “Fund”) transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

          A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Fund to any shareholders upon request and without charge.

IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this [ ] day of [ ] A.D. 2008.

DEUTSCHE BANK TRUST COMPANY AMERICAS                                                     EATON VANCE INSURED MUNICIPAL BOND FUND

As Transfer Agent and Registrar

By:                                                                                                                                        By:
      Authorized Signature                                                                                                                 Robert B. MacIntosh, President

                                                                                                                                            Attest:
                                                                                                                                                       Barbara E. Campbell, Treasurer

FOR VALUE RECEIVED, ____________________________________ hereby sells, assigns and transfers unto _____________________________

Shares represented by this Certificate, and do hereby irrevocably constitute and appoint ____________________________________ Attorney to transfer the said Shares on the books of the within named Fund with full power of substitution in the premises.

Dated ______________________________ , ________________

In presence of ____________________________________ ____________________________________

Shares of Auction Preferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Fund’s Agreement and Declaration of Trust, as amended, a copy of which may be obtained at the office of the Secretary of the
Commonwealth of Massachusetts.

The Fund will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of capital stock of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.

Unless this certificate is presented by an authorized representative of The Depository Trust
Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede
& Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.